EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES $125 MILLION IN UNSECURED NOTES PRIVATE PLACEMENT WITH AFFILIATES OF GSO CAPITAL PARTNERS LP TO REFINANCE DEBT AND
A CASH TENDER OFFER FOR UP TO $25 MILLION OF ITS 5.09% SENIOR NOTES, SERIES 2010-A, DUE DECEMBER 15, 2017 AND 5.67% SENIOR NOTES,
SERIES 2010-B, DUE DECEMBER 15, 2020

The Woodlands, Texas (November 5, 2015) - TETRA Technologies, Inc. (NYSE:TTI) announced today that it has entered into a formal agreement with affiliates of GSO Capital Partners LP ("GSO”) that will provide TETRA with both liquidity and an additional platform to continue its growth initiatives. TETRA and GSO entered into a Note Purchase Agreement relating to the issuance of $125 million of 11% Senior Notes maturing in seven years. The Senior Notes will be sold to GSO in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing and funding are anticipated in the next two weeks, upon satisfaction of typical closing conditions. TETRA will use proceeds from the financing to repay $90 million in senior notes due April 2016 and the balance to repay other debt and transaction fees.

Simultaneously with the GSO agreement, the Company also entered into a Second Amendment to the Note Purchase Agreement with Wells Fargo Energy Capital, Inc. to extend the maturity date of the Company’s $50 million senior secured notes from April 1, 2017 to April 1, 2019 effective upon the closing and funding of the GSO financing.

TETRA also announced today that it has commenced a cash tender offer (the “Tender Offer”) for up to $25,000,000 aggregate principal amount of its outstanding 5.09% Senior Notes, Series 2010-A, due December 15, 2017 and 5.67% Senior Notes, Series 2010-B, due December 15, 2020 (collectively, the “Notes”). TETRA issued the Notes in September 2010, pursuant to a transaction exempt from the registration requirements of the Securities Act, in an aggregate principal amount of $90,000,000, all of which is outstanding as of the date hereof. The Tender Offer is being made pursuant to the Offer to Purchase, dated November 5, 2015 (the “Offer to Purchase”) and a related Letter of Transmittal (the “Letter of Transmittal”).

The Tender Offer is scheduled to expire immediately after 11:59 p.m., Eastern Time, on December 4, 2015, unless extended by the Company in its sole discretion or the Company terminates the Tender Offer earlier (the “Expiration Time”). The offered consideration for Notes of either series to be purchased in the Tender Offer is an amount, payable in cash, equal to $100,000 per $100,000 principal amount of Notes validly tendered by registered holders of Notes prior to the Expiration Time, and accepted for purchase by the Company pursuant to the Tender Offer, plus accrued and unpaid interest on such Notes up to, but not including, the date of payment for such Notes. Acceptance of Notes may be subject to proration as described in the Offer to Purchase. The date on which the Company accepts Notes validly tendered for purchase pursuant to the Tender Offer is referred to herein and in the Offer to Purchase as the “Acceptance Date” and is expected to occur within one business day after the Expiration Time.

Consummation of the Tender Offer is conditioned upon the satisfaction of (i) a minimum tender condition, (ii) a financing condition and (iii) certain general conditions, each as further described in the Offer to Purchase. The Company reserves the right, in its sole discretion, to waive any and all conditions of the Tender Offer on or prior to the Acceptance Date and to terminate the Tender Offer for any reason and at any time prior to the Acceptance Date.

"I am extremely pleased to announce these agreements, which will provide us with increased liquidity, extend the maturity date of the Wells Fargo note, and leave us with approximately $50 million in other debt due prior to 2019. TETRA’s continued strong financial performance and deleveraging of our balance sheet over the past four quarters enabled us to take advantage of this opportunity. Based on our 2015 financial results, we are very comfortable with our current balance sheet. This transaction positions TETRA to be opportunistic in a challenging market environment. GSO is a highly respected institution and we look forward to working with them as we continue to execute our strategy," said Stuart M. Brightman, President and Chief Executive Officer of TETRA.

Michael Zawadzki, Managing Director of GSO, added, “We are delighted to partner with TETRA on this transaction and to support the Company as it pursues future growth initiatives. The Company’s outperformance despite a challenging end market backdrop is a testament to the strength of TETRA’s product and service offerings, customer relationships, and execution capabilities.”

About TETRA

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NADAQ:CCLP), a master limited partnership.

About GSO

GSO Capital Partners LP is the global credit investment platform of Blackstone. With approximately $81 billion of assets under management, GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and they also advance rescue financing to help distressed companies.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the acquisition of CSI in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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